UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2022

OLIN CORPORATION
(Exact name of registrant as specified in its charter)

Virginia	1-1070	13-1872319
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

190 Carondelet Plaza,	Suite 1530	Clayton,	MO	63105
(Address of principal executive offices)				(Zip Code)
(314) 480-1400
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐		Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐		Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐		Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐		Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $1.00 par value per share	OLN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐		Emerging growth company

☐		If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 2.02.    Results of Operations and Financial Condition.

In accordance with General Instruction B.2. of Form 8-K, the following information shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

On July 28, 2022, Olin Corporation (“Olin”) issued a press release announcing financial results for the quarter ended June 30, 2022. Attached as Exhibit 99.1, and incorporated by reference, is a copy of Olin’s press release dated July 28, 2022.

Item 7.01.    Regulation FD Disclosure.

In Olin’s press release dated July 28, 2022, attached as Exhibit 99.1, and incorporated herein by reference, Olin announced its Board of Directors approved a share repurchase program for up to $2 billion of Olin common stock. The repurchases can begin immediately, and will be effected from time to time on the open market, or in privately negotiated transactions.

On July 28, 2022, Olin’s Board of Directors declared a quarterly dividend of $0.20 on each share of Olin common stock. The dividend is payable on September 9, 2022 to shareholders of record at the close of business on August 10, 2022. This marks the company’s 383rd consecutive quarterly dividend.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibit No.	Exhibit
99.1	Press Release announcing second quarter 2022 earnings and $2 billion share repurchase program, dated July 28, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLIN CORPORATION
By:	/s/ Dana O’Brien
	Name:	Dana O’Brien
	Title:	Senior Vice President, General Counsel and Secretary

Date: July 28, 2022